DATARAM CORPORATION
                              2011 STOCK OPTION PLAN

     1. PURPOSES; DEFINITIONS. The purposes of the Dataram Corporation 2011 Stock Option Plan (the "Plan") are to give certain employees of and consultants to Dataram Corporation (the "Company") designated by the President of the Company an opportunity to acquire shares of Common Stock of the Company ("Stock"), to provide an incentive for such employees and consultants to continue to promote the best interests of the Company and enhance its long-term performance and to provide an incentive for such employees and consultants to join or remain with the Company. Toward these objectives, the Committee may grant Options to such employees and consultants, all pursuant to the terms and conditions of the Plan.

     Capitalized terms used herein are defined as set forth in this Plan. In addition; (i) the term "Option" shall mean a right to purchase Stock granted to an Optionee under the Plan; and (ii) "Optionee" shall mean an individual who is eligible and who has been selected to participate in the Plan, and who holds an outstanding Option granted to such individual under the Plan.

     The shares of stock subject to Options granted under the Plan shall be a maximum of 200,000 shares of Stock. No executive officer of the Company or member of the Board of Directors of the Company shall be eligible to become Optionees or to receive Options under this Plan.

     2. ADMINISTRATION OF THE PLAN. (a) The Compensation Committee of the Board of Directors of the Company ("the Committee") shall have exclusive authority to operate, manage, administer and interpret the Plan in accordance with its terms and conditions. If and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board.

          (b) Each Option shall be evidenced by a written stock option award agreement evidencing an Option (an "Agreement"), which shall be executed by the Company. The Committee shall prescribe the form of all Agreements, and, subject to the terms and conditions of the Plan, shall determine the content of all Agreements.

          (c) The Committee may consult with counsel who may be counsel to the Company. The Committee may, with the approval of the Board, employ such other attorneys and/or consultants, accountants and other persons as it deems necessary or appropriate. In accordance with Section 10, the Committee shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel or other persons.

          (d) To the maximum extent provided by law and by the Company's Certificate of Incorporation and/or By-Laws, each person who is or shall have been a member of the Committee or of the Board, or the President of the Company, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her; provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-Laws, by contract, as a matter of law, or otherwise.

     3. SHARES OF STOCK SUBJECT TO THE PLAN. The shares of stock subject to Options granted under the Plan shall be a maximum of 200,000 shares of Stock. Such shares of Stock subject to the Plan may be either authorized and unissued shares or previously issued shares acquired by the Company. The numbers of shares of Stock specified in this Section 3 shall be adjusted as provided in Section 8. Any shares of Stock subject to an Option which for any reason expires or is terminated or canceled without having been fully exercised by delivery of shares of Stock may again be granted pursuant to an Option under the Plan, subject to the limitations of this Section 3.

     4.     PROHIBITION AGAINST REPRICING.     Except as a result of any
transaction referred to in Section 8 hereof (and subject to all applicable laws), the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or to grant any new Option with a reduced exercise price in substitution for or upon the cancellation of Options previously granted.
     5. ELIGIBILITY. Certain employees of the Company and consultants to the Company designated by the President of the Company shall be eligible to become Optionees and receive Options in accordance with the terms and conditions of the Plan; provided, however, that notwithstanding any provision of this Plan to the contrary, no executive officer of the Company or member of the Board of Directors of the Company shall be eligible to become Optionees or to receive Options under this Plan.

     6. TERMS AND CONDITIONS OF STOCK OPTIONS. No Options to purchase Stock granted under the Plan shall be Incentive Stock Options as defined pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Each Option to purchase Stock granted under the Plan shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Committee shall determine and which are set forth in the applicable Agreement. Options need not be uniform as to all grants and recipients thereof.

          (a) The option exercise price per share of shares of Stock subject to each Option shall be determined by the Committee and stated in the Agreement; provided, however, that, such price applicable to any Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Stock at the time that the Option is granted, which shall be the closing sale price for a share of Stock in NASDAQ National Market trading for such date.

          (b) Each Option shall be exercisable as may be determined by the Committee and stated in the Agreement, and, in any event, over a period of time ending not later than ten (10) years from the date such Option was granted.

          (c) Each Option may be exercised by giving written notice to the Company's Chief Financial Officer specifying the number of shares of Stock to be purchased, which shall be accompanied by payment in full including applicable taxes, if any, in accordance with this subsection. Payment shall be in any manner permitted by applicable law and prescribed by the Committee and set forth in the Agreement, including, in the Committee's discretion, payment in accordance with a "cashless exercise" arrangement established by the Committee and/or in Stock owned by the Optionee. The Company is authorized to take whatever actions it deems necessary and proper to satisfy all obligations of Optionees for the payment of all federal, state, local and foreign taxes in connection with any Options (including, but not limited to, any deductions or withholding as is deemed appropriate by the Company). Notwithstanding any provisions of the Plan to the contrary, and to the extent permitted by applicable law, the Company may offset any Stock to be transferred to an Optionee (or, in the event of an Optionee's death, to his or her beneficiary or estate) under the Plan against any amounts that such Optionee may owe to the Company.

          (d) No Optionee or other person shall become the beneficial owner of any shares of Stock subject to an Option, or have any rights to dividends or other rights of a shareholder with respect to any such shares, until he or she has exercised his or her Option in accordance with the provisions of the Plan and the applicable Agreement.

          (e) An Option may be exercised only if at all times during the period beginning with the date of the granting of the Option and ending on the date of such exercise, the Optionee was an employee or consultant of the Company. A leave of absence of an employee, duly authorized in writing by the Company, shall not be deemed a termination of employment of the employee for purposes of the Plan or with respect to any Option. Notwithstanding the foregoing, the Committee may determine in its discretion that an Option may be exercised prior to expiration of such Option following termination of such employment or consultancy, whether or not exercisable at the time of such termination, to the extent provided in the applicable Agreement.

     7. RIGHTS OF EMPLOYEES AND OTHER PERSONS. No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and the applicable Agreement. Nothing contained in the Plan or in any Agreement shall be deemed to (i) give any employee or consultant the right to be retained in the service of the Company or restrict in any way the right of the Company to terminate any employee's employment at any time with or without cause or (ii) confer on any consultant any right of continued relationship with the Company, or alter any relationship between them, including any right of the Company to terminate its relationship with such consultant.

     8. CHANGES IN CAPITAL. The existence of the Plan and any Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company or an affiliate, any issue of debt, preferred or prior preference stock ahead of or affecting Stock, the authorization or issuance of additional shares of Stock, the dissolution or liquidation of the Company, any sale or transfer of all or part of its assets or business, any stock dividend, stock split, share combination, extraordinary cash dividend or similar event, or any other corporate act or proceeding. In the event of any such occurrence, the Company shall make such adjustments in any outstanding Options consistent with all applicable law to preserve the relative value represented by the Options granted hereunder before such event occurred.

     9. MISCELLANEOUS PROVISIONS. (a) The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares of Stock or the payment of cash upon exercise or payment of any Option. Proceeds from the sale of shares of Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

          (b) An Option by its terms shall be personal and may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated otherwise than by will or by the laws of descent and distribution and shall be exercisable during the lifetime of an Optionee only by him or her.

          (c) The Committee may suspend the right to exercise any Option if it determines that such exercise is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Company under
the statutes, rules or regulations of any applicable jurisdiction   The
Company has no obligation to register or qualify the resale of any Stock issued upon exercise of any Option under any applicable securities laws.
The Committee may require each person receiving Stock in connection with any Option under the Plan to represent and agree with the Company in writing that such person is acquiring the shares of Stock for investment without a view to the distribution thereof. The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares of Stock purchasable or otherwise receivable by any person under any Option as it deems appropriate. The certificates evidencing such shares may include any legend that the Committee deems appropriate to reflect any such restrictions.

          (d) By accepting any benefit under the Plan, each Optionee and each person claiming under or through such Optionee shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Company or the Board, in any case in accordance with the terms and conditions of the Plan.

          (e) The Plan shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to such state's conflict of law provisions, and, in any event, except as superseded by applicable Federal law.

     10. LIMITS OF LIABILITY. Any liability of the Company to any Optionee with respect to any Option shall be based solely upon contractual obligations created by the Plan and the Agreement. None of the Company, any member of the Committee or the Board, the President of the Company or any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability, in the absence of bad faith, to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

     11.     SECTION 83(b) ELECTIONS.     The Company and the Committee have
no responsibility for any Optionee's election, attempt to elect or failure to elect to include the value of any Option subject to Section 83 of the Code in the Optionee's gross income for the year of payment pursuant to
Section 83(b) of the Code.  Any Optionee who makes an election pursuant to
Section 83(b) of the Code will promptly provide the Committee with a copy of the election form.

     12. AMENDMENTS AND TERMINATION. The Board may, at any time and with or without prior notice, amend, alter, suspend or terminate the Plan, retroactively or otherwise; provided, however, unless otherwise required by law or specifically provided herein, no such amendment, alteration, suspension or termination shall be made which would impair the previously accrued rights of any holder of an Option theretofore granted without his or her written consent, or which, without first obtaining approval of the stockholders of the Company, would: (a) except as is provided in Section 8, increase the maximum number of shares of Stock which may be sold or awarded under the Plan; (b) except as is provided in Section 8, decrease the minimum option exercise price requirements; (c) change the class of persons eligible to receive Options under the Plan; or (d) extend the duration of the Plan or the period during which Options may be exercised.

     13. DURATION. Following the adoption of the Plan by the Board, the Plan shall become effective as of the date on which it is approved by the holders of a majority of the Company's outstanding Stock which is present and voted at a meeting, or by written consent in lieu of a meeting (the "Effective Date"). The Plan shall terminate upon the earliest to occur of:
(a) the effective date of a resolution adopted by the Board terminating the Plan; (b) the date all shares of Stock subject to the Plan are delivered pursuant to the Plan's provisions; or (c) three (3) years from the Effective Date. No Option may be granted under the Plan after the earliest to occur of the events or dates described in the foregoing paragraphs (a) through (c) of this Section 13; provided, however, that Options theretofore granted may extend beyond such date. No such termination of the Plan shall affect the previously accrued rights of any Optionee hereunder and all Options previously granted hereunder shall continue in force and in operation after the termination of the Plan, except as they may be otherwise terminated in accordance with the terms of the Plan or the Agreement.